SECURITIES AND EXCHANGE COMMISSION

                       Washington, DC 20549


                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


 Date of Report (Date of earliest event report):  October 26, 2004



                   RYAN'S RESTAURANT GROUP, INC.
      (Exact name of registrant as specified in its charter)


South Carolina           0-10943             57-0657895
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification
incorporation)                                 No.)


                   405 Lancaster Avenue (29650)
                        Post Office Box 100
                          Greer, SC 29652

        (Address of principal executive offices) (Zip Code)

  Registrant's telephone number, including area code:(864)879-
                               1000


                               None
   (Former name or former address, if changed since last report)
















Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)
On October 26, 2004, Vivian A. Wong, Chairwoman of Pacific Gateway Capital LLC, Greenville, South Carolina, was appointed to fill the vacancy on the board of directors created by the untimely death of Mr. James D. Cockman. Ms. Wong will stand for election by Ryan's shareholders at its Annual Shareholder Meeting on April 11, 2005.


Ms. Wong has been named to the Executive Committee (Long Range Planning) and to the Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



RYAN'S RESTAURANT GROUP, INC.
(Registrant)
By:  /s/Janet J. Gleitz

Name:  Janet J. Gleitz

Title:  Corporate Secretary

Date:  October 27, 2004